Exhibit 99.1

INCOME FUND
TEN, LLC

PORTFOLIO OVERVIEW

2nd QUARTER

2006

ICON Income Fund Ten, LLC

- 2nd Quarter 2006 Portfolio Overview -

Dear Member of ICON Income Fund Ten, LLC:

ICON Income Fund Ten, LLC (“Fund Ten”) raised $150,000,000 commencing with its initial offering on June 2, 2003 through the closing of the offering on April 5, 2005. After the closing of the offering, Fund Ten entered its “Operating Period” during which time no additional members were admitted. As of August 1, 2006, Fund Ten had 148,866 limited liability company shares outstanding.

The acquired equipment subject to lease is comprised of two categories: growth leases, where the rental cash flows have been assigned or pledged to a lender, and income leases, where Fund Ten retains the rental cash flows. While income leases produce monthly cash flows, growth leases permit Fund Ten to retain an interest in the future value of the equipment on a leveraged equity basis. Fund Ten’s manager, ICON Capital Corp. (the “Manager”), expects that the future value of the equipment in growth leases will be greater than Fund Ten’s initial cash investment.

Cash generated from these investments has facilitated Fund Ten’s distributions to investors and over time is expected to lead to acquisition of additional equipment, also referred to as “reinvestment.” Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves, and distributions to investors.

Fund Ten’s Operating Period is anticipated to continue until April 2010 - a period of five years from the closing of the offering - unless extended. Following its Operating Period, Fund Ten will enter its “Liquidation Period” during which time equipment will be sold in the ordinary course of business.

News covering the reporting period

• FedEx Corp. (“FedEx”) announced an agreement to launch FedEx Critical Inventory Logistics, a supply chain service. FedEx Critical Inventory Logistics will allow customers to deploy replacement parts at FedEx Kinko's centers throughout the United States, including several 24-hour locations. Once the service is in place, orders will be fulfilled by identifying the best sourcing locations and transportation options that meet the required delivery time or service level desired by the customer. (Source: FedEx press release, dated June 13, 2006)

• Global Crossing Telecommunications, Inc. (“Global Crossing”), an internet protocol based telecommunications provider, announced that it is one of multiple awardees of a contract by the U.S. General Services Administration (“GSA”) to provide services in the Southeast Sunbelt region. Under the contract, Global Crossing will provide a variety of telecommunications services to federal agencies based in the region. Global Crossing's portion of the contract, valued at $16.43 million, was awarded by GSA's Federal Technology Service in Atlanta. (Source: Global Crossing press release, dated June 12, 2006)

Neither Fund Ten nor the Manager accepts any responsibility for, or assumes any liability for, any duty to update or reliance upon the contents, accuracy, completeness, usefulness or timeliness of any of the information contained under the heading “News covering the reporting period.”

Investments and commitments during the reporting period

• On April 4, 2006, Fund Ten, through a wholly owned subsidiary, agreed to purchase additional bedside entertainment and communication terminals on lease with Premier Telecom Contracts Limited (“Premier”) in the amount of approximately $2,620,000 (£1,442,000), which transaction was funded on the same day. The equipment was installed in various National Health Service (“NHS”) hospitals in the United Kingdom (UK). The equipment is subject to a seven year lease that commences on July 1, 2006.

• During April 2006, Fund Ten, through a joint venture, acquired additional state-of-the-art telecommunications equipment on lease with Global Crossing. Fund Ten contributed approximately $968,000 in cash to maintain its 30.6% interest in the additional equipment.

Portfolio Overview

Fund Ten has invested both directly and indirectly through joint ventures with its affiliates. Presently, Fund Ten’s portfolio consists primarily of the following investments:

Income Leases

• State-of-the-art telecommunications equipment that Fund Ten, along with two affiliates, acquired from various vendors. Effective April 1, 2006, the equipment will be subject to a forty-eight month lease with Global Crossing Telecommunications, Inc., an IP based telecommunications provider that delivers voice, video and data services to its customers. Fund Ten acquired its 30.6% ownership interest in the entity that owns the equipment for approximately $7,695,000 in cash.

• Industrial gas meters and data gathering equipment which will be subject to a lease with EAM Assets Ltd. through 2013. EAM Assets Ltd. is a meter asset manager that is responsible for maintaining industrial gas meters in the United Kingdom (UK). Fund Ten and an affiliate, through a joint venture, each purchased its 50% ownership interest in the entity that will own the equipment for approximately $5,620,000 in cash. At June 30, 2006, the cash contributions were held in an escrow account pending the equipment purchase.

• Digital audio/visual entertainment systems leased to Aero TV Ltd. with lease terms expiring in 2008. Aero TV Ltd. is a UK provider of on board digital audio/visual systems for airlines, rail and coach operators. In December 2005, Fund Ten acquired a 50% interest in this equipment, through a joint venture with an affiliate. The cash purchase price for Fund Ten’s 50% ownership interest was approximately $2,776,000. Through June 2006, the joint venture had funded approximately $986,000 for the purchase of the equipment.

• Hospital bedside entertainment and communication terminals on lease to Premier. The terminals are installed in several NHS hospitals throughout the UK. Premier is one of four companies in the UK to receive the right to install and operate the equipment in the hospitals. The equipment is subject to two separate seven year leases with commencement dates of January 1, 2006 and July 1, 2006. As of June 30, 2006 the acquisition of the equipment was completed. Fund Ten, through its wholly owned subsidiary, paid approximately $14,696,000 (£8,091,000) for the equipment. Premier is paying rent on the terminals that have been installed and are operational.

• 101 digital photo development labs on lease to Rite Aid Corporation. The equipment is subject to two separate leases which are scheduled to expire in 2007 and 2008. In December 2004, Fund Ten paid approximately $9,100,000 in cash for the equipment.

• A 74% interest in a portfolio of desktop computers, laptops and servers subject to lease with Government Employees Insurance Company (“GEICO”), a wholly-owned subsidiary of Berkshire Hathaway Inc. The equipment is subject to lease until March 31, 2007. Fund Ten purchased its interest for approximately $4,330,000 in cash.

• A 75% interest in a portfolio of equipment subject to leases with various UK lessees. The portfolio is comprised mostly of information technology equipment, including laptops, desktops and printers. Acquired in February 2005, the base terms of all of the leases expires in less than four years. The interest was purchased for approximately $2,843,000 in cash.

• Two global branch office solution telephone systems leased to CompUSA. The equipment is subject to two separate leases, one with a 48-month term and the other with a 58-month term that is scheduled to expire in 2008 and 2009, respectively. These systems connect CompUSA branch offices with the head office to provide a centrally managed communications network. The cash purchase price for the systems was approximately $4,193,000.

• Refrigeration equipment on lease to P.W. Supermarkets, Inc. (“PW Supermarkets”). In December 2004, Fund Ten paid approximately $1,310,000 in cash for the equipment, which is subject to a three year lease that is scheduled to expire in March 2007. Prior to lease expiration, PW Supermarkets has the option to renew for an additional year.

• Four double box girder cranes leased to WPS, Inc. Fund Ten paid approximately $894,000 in cash for this equipment on December 31, 2004, which is on lease through March 2009.

Growth Leases

• Three 3,300 TEU (twenty-foot equivalent unit) container vessels on bareboat charter lease to ZIM Israel Navigation Co. Ltd. ("ZIM"). Two of the three vessels (ZIM Korea and ZIM Italia) were constructed in 1991, while the remaining vessel (ZIM Canada), was built in 1990. The bareboat charters for ZIM Canada and ZIM Korea run through June 2009, while ZIM Italia’s charter expires in December 2009. Fund Ten acquired the vessels for $107,247,000, comprised of approximately $28,797,000 in cash and three non-recourse mortgages totaling $78,450,000.

• A 10% interest in a 1979 DC-10-30F (N318FE) aircraft on lease to FedEx Corporation (“FedEx”) with an expiration date of March 2007. Fund Ten acquired its interest in the aircraft for approximately $1,934,000 comprised of approximately $159,000 in cash and approximately $1,775,000 in non-recourse debt.
Investments and commitments during the reporting period

• On April 4, 2006, Fund Ten, through a wholly owned subsidiary, agreed to purchase additional bedside entertainment and communication terminals on lease with Premier Telecom Contracts Limited (“Premier”) in the amount of approximately $2,620,000 (£1,442,000), which transaction was funded on the same day. The equipment was installed in various National Health Service (“NHS”) hospitals in the United Kingdom (UK). The equipment is subject to a seven year lease that commences on July 1, 2006.

• During April 2006, Fund Ten, through a joint venture, acquired additional state-of-the-art telecommunications equipment on lease with Global Crossing. Fund Ten contributed approximately $968,000 in cash to maintain its 30.6% interest in the additional equipment.

Off-lease Equipment

Boeing 767 aircraft rotables and accessories previously leased to Flugfelagid Atlanta hf, doing business as Air Atlanta Icelandic (“AAI”). Fund Ten purchased the equipment in September 2003 for $3,600,000 in cash. On March 1, 2006, Fund Ten sold a portion of the inventory for $1,865,000. Thus far, Fund Ten has received approximately $3,929,000 in combined rental and sales proceeds. The remaining inventory of rotables is being actively remarketed.

10% Status Report

As of the end of the reporting period, the ZIM Canada, ZIM Korea and ZIM Italia were the only three assets that individually constituted at least 10% of the aggregate purchase price of Fund Ten’s asset portfolio. Each vessel will remain on bareboat charter during the next fiscal year with 35, 35 and 42 monthly payments remaining, respectively. At the time Fund Ten acquired these vessels, the vessels were previously commissioned, and to the best of the Manager’s knowledge, each vessel remains seaworthy, in efficient operating condition and good state of repair as required under each charter.

Distribution analysis

During the reporting period, Fund Ten continued to make monthly distributions at a rate of 8.6% per annum. Cash available for distributions was generated substantially through cash from operations. From the inception of the offering period, Fund Ten has made thirty-six monthly distributions to its members. During the first six months of 2006, Fund Ten paid its members approximately $6,407,708 in cash distributions. As of June 30, 2006, a $10,000 investment made at the initial closing would have received $2,513 in cumulative distributions representing a return of approximately 25% of such initial investment.

Fund Summary

Offering Period	6/2/2003- 4/5/2005
Size of offering	$150,000,000
Original No. of Investors	4,393
Estimated start of Fund liquidation	4/5/2010

Outlook and Overview

With the exception of the AAI rotables, no other leases have reached maturity. The GEICO and FedEx leases are the next leases scheduled to expire, which leases expire in March 2007. As of June 30, 2006, Fund Ten had $19,619,597 in cash and cash equivalents on hand. Substantially all of Fund Ten’s cash flows are derived from income leases. On a monthly basis, Fund Ten deducts from such cash flows its recurring operating expenses and assesses cash flows required for known re-leasing costs and equipment management costs. The remaining cash flows are then available for monthly distribution to investors.

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Balance Sheets

ASSETS

	(Unaudited)
	June 30,	December 31,
	2006	2005
Cash and cash equivalents	$19,619,597	$24,178,852

Investments in operating leases:
Equipment, at cost	143,620,023	138,721,933
Accumulated depreciation	(36,109,066)	(25,710,754)

Net investments in operating leases	107,510,957	113,011,179

Investments in joint ventures	17,243,228	16,194,641
Investment in unguaranteed residual values	2,182,881	2,506,935
Equipment held for sale or lease, net	458,428	2,323,428
Prepaid service fees, net	2,463,997	4,292,093
Escrow deposits	1,464,000	3,747,886
Interest rate swap contracts	1,427,452	997,977
Due from Manager and affiliates	3,420	12,019
Other assets, net	2,867,071	1,921,084

Total assets	$155,241,031	$169,186,094

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Balance Sheets

LIABILITIES AND MEMBERS' EQUITY

	(Unaudited)
	June 30,	December 31,
	2006	2005
Notes payable - non-recourse	$53,220,225	$60,474,288
Security deposits and other liabilities	314,187	1,202,270
Deferred rental income	1,463,517	1,299,510
Due to Manager and affiliates	78,834	-
Minority interest	542,036	760,622

Total liabilities	55,618,799	63,736,690

Commitments and Contingencies

Members' equity:
Manager (one share outstanding, $1,000 per share original issue price)	(331,710)	(252,770)
Additional Members (148,866 and 149,174 shares outstanding,
$1,000 per share original issue price)	97,647,056	105,724,368
Accumulated other comprehensive income (loss)	2,306,886	(22,194)

Total members' equity	99,622,232	105,449,404

Total liabilities and members' equity	$155,241,031	$169,186,094

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Revenue:
Rental income	$6,850,602	$6,091,981	$13,402,503	$11,822,317
Income from investment in joint ventures	425,955	10,499	702,185	30,960
Net loss on sales of equipment	(6,422)	-	(3,696)	-
Gain on foreign currency transactions	-	-	26,713	-
Interest and other income	155,197	114,367	315,808	114,367

Total revenue	7,425,332	6,216,847	14,443,513	11,967,644

Expenses:
Depreciation and amortization	6,294,050	5,803,476	12,596,836	11,261,924
Interest	730,235	929,766	1,564,437	1,884,960
Management fees - Manager	449,573	463,394	897,410	763,084
Administrative expense reimbursements - Manager	217,430	193,790	504,761	551,467
General and administrative	105,242	150,146	280,078	265,687
Minority interest	10,542	11,094	21,636	22,188

Total expenses	7,807,072	7,551,666	15,865,158	14,749,310

Net loss	$(381,740)	$(1,334,819)	$(1,421,645)	$(2,781,666)

Net loss allocable to:
Additional Members	$(377,923)	$(1,321,471)	$(1,407,429)	$(2,753,849)
Manager	(3,817)	(13,348)	(14,216)	(27,817)

	$(381,740)	$(1,334,819)	$(1,421,645)	$(2,781,666)

Weighted average number of additional
member shares outstanding	148,916	149,372	149,019	137,376

Net loss per weighted average additional
member share outstanding	$(2.54)	$(8.85)	$(9.44)	$(20.05)

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statement of Changes in Members' Equity
Six Months Ended June 30, 2006
(Unaudited)

				Accumulated
				Other	Total
	Additional	Additional		Comprehensive	Members'
	Member Shares	Members	Manager	Income (Loss)	Equity
Balance at January 1, 2006	149,174	$105,724,368	$(252,770)	$(22,194)	$105,449,404

Additional member shares redeemed	(308)	(262,175)	-	-	(262,175)
Cash distributions to members	-	(6,407,708)	(64,724)	-	(6,472,432)
Change in valuation of interest rate
swap contracts	-	-	-	429,475	429,475
Change in valuation of warrants held
by a joint venture	-	-	-	640,037	640,037
Foreign currency translation adjustment	-	-	-	1,259,568	1,259,568
Net loss	-	(1,407,429)	(14,216)	-	(1,421,645)

Balance, June 30, 2006	148,866	$97,647,056	$(331,710)	$2,306,886	$99,622,232

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Cash Flows
Six Months Ended June 30,
(Unaudited)

Increase (decrease) in cash and cash equivalents	2006	2005
Cash flows from operating activities:
Net loss	$(1,421,645)	$(2,781,666)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Rental income paid directly to lenders by lessees	(8,784,000)	(8,572,533)
Income from investment in joint ventures	(702,185)	(30,960)
Net loss on sales of equipment	3,696	-
Gain on foreign currency transactions	(26,713)	-
Depreciation and amortization	12,596,836	11,261,924
Interest expense on non-recourse financing paid directly
to lenders by lessees	1,529,937	1,887,460
Minority interest	21,636	22,188
Changes in operating assets and liabilities:
Due from/to Manager and affiliates, net	(6,668)	127,279
Other assets	(783,026)	(60,609)
Security deposits and other liabilities	(920,493)	(35,174)
Deferred rental income	164,007	(411,577)

Net cash provided by operating activities	1,671,382	1,406,332

Cash flows from investing activities:
Investments in leased assets, net of security deposits assumed	(3,072,034)	(2,167,116)
Proceeds from sales of equipment and unguaranteed residual values	2,405,854	-
Distributions received from joint ventures	772,187	-
Distributions paid to minority interest holders in joint ventures	(240,222)	(120,096)
Cash transferred from escrow account	733,792	(7,708,946)
Due from Manager and affiliates, net	-	574,725
Prepaid service fees paid	-	(2,666,122)

Net cash provided by (used in) investing activities	599,577	(12,087,555)

Cash flows from financing activities:
Cash received from issuance of additional members shares,
net of sales and offering expenses paid	-	36,300,274
Due to Manager and affiliates, net	-	(41,920)
Cash distributions paid to members	(6,472,432)	(5,634,474)
Cash paid for additional member shares redeemed	(262,175)	(436,736)
Additional member refunds paid	-	79

Net cash (used in) provided by financing activities	(6,734,607)	30,187,223

Effects of exchange rates on cash and cash equivalents	(95,607)	-

Net (decrease) increase in cash and cash equivalents	(4,559,255)	19,506,000
Cash and cash equivalents, beginning of the period	24,178,852	25,006,190

Cash and cash equivalents, end of the period	$19,619,597	$44,512,190

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Cash Flows
Six Months Ended June 30,
(Unaudited)

	2006	2005
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Non-cash portion of equipment purchased with non-recourse debt	$-	$26,150,000
Principal and interest paid on non-recourse notes payable
paid directly to lenders by lessees	$8,784,000	$8,572,533
Transfer from escrow deposits to investments in lease assets	$1,599,797	$-
Transfer from investments in unguaranteed residual values to
investments in lease assets	$100,433	$310,275

Transactions with Related Parties

Fund Ten has entered into certain agreements with the Manager and ICON Securities Corp., a subsidiary of the Manager, whereby Fund Ten pays certain fees and reimbursements to those parties. ICON Securities Corp. was entitled to receive a 2% underwriting fee from the gross proceeds from sales of shares to additional members.

In accordance with the terms of these agreements, Fund Ten pays or paid the Manager (i) management fees ranging from 1% to 7% based on a percentage of the rentals received either directly by Fund Ten or through its joint ventures, (ii) prepaid service fees of 6.5% based upon the gross proceeds from the sale of shares to additional members, and (iii) organization and offering expenses, ranging from 1.5% to 3.5%, from the gross proceeds from the sale of shares to additional members, as defined in Fund Ten’s limited liability company agreement. In addition, the Manager is reimbursed for administrative expenses incurred in connection with Fund Ten’s operations.

The total compensation that the Manager and ICON Securities Corp. may earn, not including management fees and administrative expense reimbursements, is limited to 12% of gross offering proceeds up to the first $37,500,000 raised, 11% of gross offering proceeds from $37,500,001 to $75,000,000 and 10% of gross offering proceeds from $75,000,001 to $150,000,000.

Fees and other expenses paid or accrued by Fund Ten to the Manager or its affiliates for the three and six month periods ended June 30, 2006 and 2005, respectively were as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Prepaid service fees (1)	$-	$75,711	$-	$2,666,122
Organization and offering fees (2)	-	17,472	-	615,259
Underwriting commissions (2)	-	23,295	-	820,345
Management fees (3)	449,573	463,394	897,410	763,084
Administrative expense reimbursements (3)	217,430	193,790	504,761	551,467

	$667,003	$773,662	$1,402,171	$5,416,277

(1) Capitalized and amortized to operations over the estimated service period in accordance with the LLC's accounting policies.
(2) Charged directly to members' equity.
(3) Charged directly to operations.

 Conclusion

Your participation in Fund Ten is greatly appreciated and we look forward to sharing future successes.

Sincerely,

ICON Capital Corp., Manager

Beaufort J.B. Clarke	Thomas W. Martin
Chief Executive Officer and Chairman	Chief Operating Officer

Forward-Looking Information - Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA. These statements are being made pursuant to PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning. These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside of our control that may cause actual results to differ materially from those projected.

ICON is committed to protecting the privacy of its investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the NASD or ordered by a court of competent jurisdiction, ICON will not share any of your personally identifiable information with any third party.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

• Visiting www.iconsecurities.com
or
• Visiting www.sec.gov
or
• Writing us at: PO Box 192706, San Francisco, CA 94119-2706

We do not distribute these reports to you directly in order to keep Fund Ten’s costs down as mailing this report to all investors is expensive. Nevertheless, the reports are immediately available on your request.